UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 8, 2010

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  --  Unregistered Sales of Equity Securities.

On July 8, 2010, we issued and sold,  pursuant to our Securities Purchase Agreement dated as of November 19, 2009 (the “Securities Purchase Agreement”) with, among others, The Quercus Trust; Focus Fund L.P.; Empire Capital Partners, LP; Empire Capital Partners, Ltd.; Empire Capital Partners Enhanced Master Fund, Ltd; and Robert S. Trump (collectively, the “Investors”), to each of the Investors the number of shares of our Series B Convertible Preferred Stock, par value $0.01 per share, set forth opposite his or its name under the heading “Series B Shares” below and Warrants for the purchase of the number of shares of our Common Stock, par value $0.001 per share, set forth opposite his or its name under the heading “Warrant Shares” below:

Investor	Purchase Price	Series B Shares	Warrant Shares
The Quercus Trust	$1,200,000	500,000 shares	4,800,000 shares
Robert S. Trump	$300,000	125,000 shares	1,500,000 shares
Empire Capital Partners, LP	$100,000	41,667 shares	500,000 shares
Empire Capital Partners, Ltd	$100,000	41,667 shares	500,000 shares
Empire Capital Partners Enhanced Master Fund, Ltd	$100,000	41,667 shares	500,000 shares
Focus Fund L.P.	$100,000	41,667 shares	500,000 shares
Total	$1,900,000	791,668 shares	8,300,000 shares

The issuance of the Series B Shares and the Warrants on July 8, 2010 represents the third of four scheduled tranches under the Securities Purchase Agreement and was triggered by the execution and delivery by the City of New York of a contract with us for the development of the 26th Ward wastewater treatment plant.  The aggregate purchase price paid by the Investors for the Series B Shares and Warrants in this tranche was $1,900,000, all of which was paid by the cancellation of all of the accrued interest on, and a portion of the outstanding principal amounts of, the convertible promissory notes issued by us to the Investors pursuant to our Bridge Loan Agreement with the Investors dated as of March 1, 2010.

Our entry into the Securities Purchase Agreement was reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2009; the Securities Purchase Agreement was filed as Exhibit 10.1 to such Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2010

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr., CPA
Title:	Executive Vice President and Chief Financial Officer